                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     /X/ Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     / / Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           STUART ENTERTAINMENT, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(j)(2), or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                                                                PRELIMINARY COPY

                           STUART ENTERTAINMENT, INC.

Dear Stockholder:

     On behalf of the Board of Directors, I cordially invite you to attend the 1996 Annual Meeting of Stockholders of Stuart Entertainment, Inc. (the "Company") to be held at 10:00 a.m. local time on July 17, 1996 at the offices of Deloitte & Touche LLP, 1633 Broadway, New York, New York.

     At the Annual Meeting you are being asked (i) to elect directors, (ii) to approve an amendment to the Company's Certificate of Incorporation to comply with the requirements of the Colorado Limited Gaming Act, (iii) to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, (iv) to approve an amendment to the Company's 1994 Performance Stock Option Plan, and (v) to ratify the selection of Deloitte & Touche LLP to serve as the Company's independent auditors for the year ending December 31, 1996.

     You are urged to vote your proxy even if you currently plan to attend the Annual Meeting. Please remember to sign and date the proxy card; otherwise, it is invalid. Returning your proxy will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

                                            Sincerely,

                                            /s/ LEONARD A. STUART

                                            Leonard A. Stuart, Chairman

June   , 1996

                                                                PRELIMINARY COPY

                           STUART ENTERTAINMENT, INC.
                              3211 NEBRASKA AVENUE
                           COUNCIL BLUFFS, IOWA 51501

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 17, 1996

TO THE STOCKHOLDERS OF STUART ENTERTAINMENT, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders (the "Meeting") of Stuart Entertainment, Inc. (the "Company") will be held at the offices of Deloitte & Touche LLP, 1633 Broadway, New York, New York, on July 17, 1996 at 10:00 a.m. local time, for the following purposes:

          1. To elect six directors to the Board of Directors.

          2. To approve an amendment to the Company's Certificate of Incorporation to comply with the requirements of the Colorado Limited Gaming Act.

          3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 30,000,000 shares.

          4. To approve an amendment to the Company's 1994 Performance Stock Option Plan.

          5. To ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1996.

          6. To transact such other business as may properly come before the Meeting and at any and all adjournments, postponements or continuations thereof.

     Only stockholders of record at the close of business on June 3, 1996 are entitled to notice of and to vote at the Meeting or any adjournments, postponements or continuations thereof.

     You are cordially invited and urged to attend the Meeting. All stockholders, whether or not they expect to attend the Meeting in person, are requested to complete, date and sign the enclosed form of proxy and return it promptly in the postage paid, return-addressed envelope provided for that purpose. By returning your proxy promptly you can help the Company avoid the expense of follow-up mailings to ensure a quorum so that the Meeting can be held. Stockholders who attend the Meeting may revoke a prior proxy and vote their proxy in person as set forth in the Proxy Statement.

     THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED ITEMS. YOUR VOTE IS IMPORTANT.

                                            By Order of the Board of Directors

                                            /s/ MICHAEL A. SCHALK

                                            Michael A. Schalk, Secretary

Council Bluffs, Iowa
Dated: June   , 1996

                                                                PRELIMINARY COPY

                           STUART ENTERTAINMENT, INC.
                              3211 NEBRASKA AVENUE
                           COUNCIL BLUFFS, IOWA 51501
                                 (712) 323-1488

          ------------------------------------------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 17, 1996

          ------------------------------------------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of Stuart Entertainment, Inc. (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at the offices of Deloitte & Touche LLP, 1633 Broadway, New York, New York, on July 17, 1996 at 10:00 a.m. local time, and at any and all postponements, continuations or adjournments thereof (collectively the "Meeting"). This Proxy Statement, the accompanying form of proxy (the "Proxy") and the Notice of Annual Meeting will be first mailed or
given to the Company's stockholders on or about June   , 1996.

     All shares of the Company's common stock, $.01 par value per share (the "Shares"), represented by properly executed and valid Proxies received in time for the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein, unless such Proxies have previously been revoked. Unless instructions to the contrary are marked, or if no instructions are specified, Shares represented by the Proxies will be voted for the proposals set forth on the Proxy, and in the discretion of the persons named as proxies, on such other matters as may properly come before the Meeting. Any Proxy may be revoked at any time prior to the exercise thereof by submitting another Proxy bearing a later date or by giving written notice of revocation to the Company at the address indicated above or by voting in person at the Meeting. Any notice of revocation sent to the Company must include the stockholder's name and must be received prior to the Meeting to be effective.

                                     VOTING

     Only holders of record of Shares at the close of business on June 3, 1996 (the "Record Date") will be entitled to receive notice of and to vote at the
Meeting. On the Record Date there were           Shares outstanding, each of
which will be entitled to one vote on each matter properly submitted for vote to the Company's stockholders at the Meeting. The presence, in person or by proxy, of holders of a majority of Shares entitled to vote at the Meeting constitutes a quorum for the transaction of business at the Meeting.

     The directors and officers (and their affiliates) of the Company held voting power, as of the Record Date, with respect to an aggregate of 4,500,422 Shares (approximately 67.0% of the outstanding Shares).

     The election of each director nominee requires the affirmative vote of a plurality of the Shares cast in the election of directors. The affirmative vote of a majority of the outstanding Shares is required to approve Proposals II and III and the affirmative vote of a majority of the Shares cast at the meeting is required to approve Proposals IV and V.

     Votes cast by proxy will be tabulated by an automated system administered by the Company's transfer agent. Votes cast by proxy or in person at the Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Meeting. Abstentions, broker non-votes and Shares to which authority to vote on any proposal is withheld, are each included in the determination of the number of Shares present and voting at the Meeting for purposes of obtaining a quorum. Each will be tabulated separately.

Abstentions will be counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                       PROPOSAL I: ELECTION OF DIRECTORS

GENERAL

     The Board has nominated Mr. Leonard A. Stuart, Mr. Albert F. Barber, Mr. Timothy R. Stuart, Mr. Perry J. Lewis, Mr. Ira Starr and Mr. Sangwoo Ahn for election as directors, to serve until the 1997 Annual Meeting of Stockholders and until their successors are elected and qualified. Each nominee is currently a member of the Board and has consented to serve as a director if elected, and it is intended that the Shares represented by properly executed Proxies will be voted for the election of the director nominees except where authority to so vote is withheld. The Board has no reason to believe that any of the director nominees will be unable to serve as directors or become unavailable for any reason. If, at the time of the Meeting, any of the director nominees shall become unavailable for any reason, the persons entitled to vote the Proxy will vote, as such persons shall determine, for such substituted nominee or nominees, if any, in his or her discretion.

     Information is set forth below regarding the director nominees, including the name and age of each director nominee, his principal occupation and business experience during the past five years and the commencement of his term as a director of the Company.

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO ELECT MESSRS. LEONARD A. STUART, ALBERT F. BARBER, TIMOTHY R. STUART, PERRY J. LEWIS, IRA STARR AND SANGWOO AHN TO THE BOARD.

DIRECTORS

     The following table sets forth the name and age of each nominee for re-election, his principal occupation and business experience during the past five years, and the year of commencement of his term as a director of the Company.

                                     PRINCIPAL OCCUPATION OR EMPLOYMENT DURING         DIRECTOR
        NAME AND AGE                 THE PAST FIVE YEARS; OTHER DIRECTORSHIPS           SINCE
- ----------------------------  -------------------------------------------------------  --------
Leonard A. Stuart (53)......  Chairman of the Board since prior to 1989; Chief           1985
                              Executive Officer of the Company from prior to 1989 to
                              December 1994 and President from prior to 1989 to March
                              1989 and from January 1990 to July 1992. Mr. Stuart
                              served as President of Bingo Press & Specialty Limited
                              ("Bazaar") since prior to 1988 to 1994.
Albert F. Barber (50).......  Vice Chairman of the Board and Chief Executive Officer     1994
                              since December 1994; Consultant to the Company from
                              June 1994 to December 1994; President of CNBC, an NBC
                              cable affiliate, from 1990 to 1994; Executive Vice
                              President and Chief Financial Officer of NBC from 1987
                              to 1990.
Timothy R. Stuart (42)......  President and Chief Operating Officer since July 1992;     1994
                              Executive Vice President from October 1991 to July
                              1992; and Vice President Operations from March 1989 to
                              October 1991.
Perry J. Lewis (58).........  Mr. Lewis has been a General Partner of MLGAL Partners,    1994
                              L.P. since 1987 and a managing director of Morgan Lewis
                              Githens & Ahn, Inc., an investment banking firm, since
                              1982. Mr. Lewis also serves as a director of Quaker
                              Fabric Corporation, Haynes International, Inc., ITI
                              Technologies, Inc., Tyler Corporation, Aon Corporation
                              and Evergreen Media Corporation.

                                     PRINCIPAL OCCUPATION OR EMPLOYMENT DURING         DIRECTOR
        NAME AND AGE                 THE PAST FIVE YEARS; OTHER DIRECTORSHIPS           SINCE
- ----------------------------  -------------------------------------------------------  --------
Ira Starr (37)..............  Mr. Starr has been a General Partner of MLGAL Partners,    1994
                              L.P. since 1994. Mr. Starr also served as a vice
                              president of Morgan Lewis Githens & Ahn, Inc., an
                              investment banking firm, from 1988 to 1993 and has been
                              a managing director since 1994. Mr. Starr also serves
                              as a director of Haynes International, Inc. and Quaker
                              Fabric Corporation.
Sangwoo Ahn (57)............  Mr. Ahn has been a General Partner of MLGAL Partners,      1994
                              L.P. since 1987 and a managing director of Morgan Lewis
                              Githens & Ahn, Inc., an investment banking firm, since
                              1982. Mr. Ahn also serves as a director of ITI
                              Technologies, Inc., Haynes International, Inc., PAR
                              Technology Corp., Kaneb Services, Inc., Kaneb Pipe Line
                              Partners, L.P., and Quaker Fabric Corporation.

     Mr. Stuart and Timothy R. Stuart, President of the Company, are brothers.

     At each annual meeting of stockholders, the successors to the directors whose terms then expire are elected to hold office for a term expiring at the next succeeding annual meeting. Each director holds office until his successor is elected and qualified.

     The current members of the Board were selected as directors pursuant to the terms of a Securityholders' Agreement (the "Securityholders' Agreement"). The Securityholders' Agreement provides that the Board will be comprised of up to nine members, three of whom Mr. Leonard Stuart may, but shall not be required to designate for nomination, which in his sole discretion may include himself, four of whom Bingo Holdings Inc. may, but shall not be required to designate for nomination, and two of whom may, but shall not be required to be designated jointly by both Mr. Leonard Stuart and Bingo Holdings Inc.

BOARD MEETINGS

     During 1995 the Board met seven times including the annual meeting of directors following the 1995 Annual Meeting of Stockholders. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board during 1995; and (ii) the total number of meetings held by all Committees of the Board on which he served during 1995.

COMMITTEES OF THE BOARD

     Audit Committee. The Board has an Audit Committee and during 1995 its members were Messrs. Lewis, Ahn and Starr. The Audit Committee's duties include the following: (i) making recommendations to the Board as to the selection of the firm of independent auditors; (ii) reviewing the results of the annual audit of the Company with the independent auditors and appropriate management representatives; (iii) reviewing with the independent auditors such major accounting policies of the Company as are deemed appropriate for review by the Audit Committee; and (iv) reporting to the Board at each meeting of the Board following a meeting of the Audit Committee concerning the Audit Committee's activities. The Audit Committee met one time in 1995 with each director serving on the Audit Committee in attendance.

     Compensation Committee. The Board has a Compensation Committee and during 1995 its members were Messrs. Lewis, Ahn and Starr. The Compensation Committee performs the following duties: (i) considering and making recommendations to the Board and the officers of the Company with respect to the overall compensation policies of the Company; (ii) approving the compensation payable to all officers of the Company; (iii) reviewing proposed compensation of executives as provided in the Company's executive compensation plan; (iv) advising management on all other executive compensation matters as requested; and (v) reporting to the Board as and when appropriate with respect to all of the foregoing. The Compensation Committee did not meet in 1995.

     Stock Option Committee. The Board has a Stock Option Committee and during 1995 its members were Messrs. Lewis, Ahn and Starr. The Stock Option Committee administers and interprets the Company's various stock option plans and has authority to determine which persons shall be granted options under the stock option plans and the terms and conditions of the stock option grants. The Stock Option Committee met three times in 1995 with each director serving on the Stock Option Committee in attendance.

COMPENSATION OF DIRECTORS

     The Company does not currently pay any directors fees; however, all directors are reimbursed travel expenses relating to the attendance of each meeting.

EXECUTIVE OFFICERS

     Information is set forth below regarding the executive officers of the Company, including their age, principal occupation during the last five years and the date each first became an executive officer of the Company.

                                                                                 EXECUTIVE OFFICER
         NAME AND AGE                      PRESENT EXECUTIVE OFFICE             OF REGISTRANT SINCE
- ------------------------------  ----------------------------------------------  -------------------
Leonard A. Stuart (53)........  Chairman of the Board since prior to 1989;              1986
                                Chief Executive Officer of the Company from
                                prior to 1989 to December 1994 and President
                                from prior to 1989 to March 1989 and from
                                January 1990 to July 1992. Mr. Stuart served
                                as President of Bazaar since prior to 1988 to
                                1994.
Albert F. Barber (50).........  Vice Chairman of the Board and Chief Executive          1994
                                Officer since December 1994; Consultant to the
                                Company from June 1994 to December 1994;
                                President of CNBC, an NBC cable affiliate,
                                from 1990 to 1994; Executive Vice President
                                and Chief Financial Officer of NBC from 1987
                                to 1990.
Timothy R. Stuart (42)........  President and Chief Operating Officer since             1989
                                July 1992; Executive Vice President from
                                October 1991 to July 1992; and Vice President
                                Operations from March 1989 to October 1991.
Clement F. Chantiam (37)......  Executive Vice President since November 1992            1989
                                and Vice President Manufacturing from March
                                1989 to November 1992.
Roy L. Lister (38)............  Executive Vice President since December 1994            1994
                                and Vice President Operations from 1990 to
                                1992. Mr. Lister has been an Executive Vice
                                President of Bazaar since 1992.
Gary L. Loebig (48)...........  Senior Vice President Market and Product                1991
                                Development since January 1995; Vice President
                                Marketing and Regulatory Compliance from
                                October 1991 to January 1995; and Director of
                                Marketing and Regulatory Compliance from
                                January 1990 to October 1991.
Donald S. Kuzina (44).........  Vice President Operations Electronic Gaming             1991
                                Division since October 1991 and Director of
                                Branch Operations from March 1989 to October
                                1991.

                                                                                 EXECUTIVE OFFICER
         NAME AND AGE                      PRESENT EXECUTIVE OFFICE             OF REGISTRANT SINCE
- ------------------------------  ----------------------------------------------  -------------------
Paul C. Tunink (37)...........  Vice President Finance, Treasurer and Chief             1995
                                Financial Officer since April 1995; Divisional
                                Vice President Finance of Younkers, Inc. from
                                May 1992 to April 1995 and Director of
                                Corporate Accounting of Commtron Corporation
                                from prior to 1991 to April 1992.
Robert P. McNeill (35)........  Vice President Manufacturing since January              1995
                                1995; and Director of Manufacturing for Bazaar
                                from 1990 to January 1995.
Gary D. Phillips (42).........  Vice President Gaming Ticket Operations since           1995
                                January 1995; and Manufacturing Manager from
                                September 1988 to January 1995.
Michael A. Schalk (48)........  Corporate Secretary since January 1991;                 1991
                                Associate of Frumkin, Shralow and Cerullo,
                                P.C., and its predecessors from prior to 1989
                                to November 1990, when he joined the Company.
Douglas W. Rye (30)...........  Assistant Corporate Secretary since October             1995
                                1995; General Manager of Operations for Bazaar
                                from October 1995 to present; Director of
                                Bazaar from October 1995 to present;
                                Controller of Bazaar from June 1991 to
                                September 1995; and Specialist in Advisory
                                Services and KPMG Peat Marwick Thorne,
                                Chartered Accountants prior to June 1991.

     Officers serve at the discretion of the Board and are elected at the first meeting of the Board after each annual meeting of stockholders.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation paid by the Company to the Chief Executive Officer ("CEO") and any other executive officer whose total annual salary and bonus exceeded $100,000 for the last fiscal year (the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                                                           COMPENSATION
                                                                           ------------
                                                                            SECURITIES
                                                 ANNUAL COMPENSATION        UNDERLYING       ALL OTHER
                                                ----------------------       OPTIONS        COMPENSATION
     NAME AND PRINCIPAL POSITION       YEAR     SALARY($)     BONUS($)       SARS(#)           ($)(1)
- -------------------------------------  ----     ---------     --------     ------------     ------------
Leonard A. Stuart,                     1995      200,000            0               0                0
  Chairman of the Board(3)             1994      195,833            0               0                0
                                       1993      175,833            0               0                0
Albert F. Barber,(2)                   1995      300,000            0               0                0
  Chief Executive Officer              1994        9,231       75,000         900,000          204,677(4)
Timothy R. Stuart,                     1995      170,000            0         250,000            3,379
  President                            1994      116,200            0               0            2,304
                                       1993      107,762            0          15,000            2,153
Clement F. Chantiam,                   1995      130,000            0          80,000            2,595
  Executive Vice President             1994      116,100            0               0            2,304
                                       1993      108,837            0          15,000            2,153
Roy L. Lister,                         1995      130,000            0          80,000            1,858
  Executive Vice President(5)          1994        2,500            0               0                0

- ---------------

(1) The stated amounts are Company contributions to a defined contribution pension plan available to all Company employees, except as otherwise noted.

(2) Mr. Barber has been Chief Executive Officer of the Company since December 1994.

(3) Mr. Stuart served as Chief Executive Officer of the Company until December 1994.

(4) Represents amounts paid to Mr. Barber while serving as a consultant to the Company during 1994.

(5) Mr. Lister has been an Executive Vice President of the Company since December 1994.

     The foregoing compensation table does not include certain fringe benefits made available on a nondiscriminatory basis to all Company employees such as group health insurance, dental insurance, long-term disability insurance, vacation and sick leave. In addition, the Company makes available certain non-monetary benefits to its executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. The Company considers such benefits to be ordinary and incidental business costs and expenses. The aggregate value of such benefits in the case of each executive officer listed in the above table, which cannot be precisely ascertained but which is less than ten percent of the cash compensation paid to each such executive officer, is not included in such table.

OPTION GRANTS TABLE

     The following table provides information relating to the grant of stock options to the CEO and the Named Executive Officers during the year ended December 31, 1995.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                              INDIVIDUAL GRANTS
- ------------------------------------------------------------------------------
                                        PERCENT
                                        OF TOTAL                                   POTENTIAL REALIZABLE VALUE
                         NUMBER OF      OPTIONS                                     AT ASSUMED ANNUAL RATES
                         SECURITIES    GRANTED TO                                 OF STOCK PRICE APPRECIATION
                         UNDERLYING    EMPLOYEES      EXERCISE                         FOR OPTION TERM(1)
                          OPTIONS      IN FISCAL       OR BASE      EXPIRATION    ----------------------------
         NAME            GRANTED(#)     YEAR(2)      PRICE($/SH)       DATE       5% ($)     10% ($)    0% ($)
- -----------------------  ----------    ----------    -----------    ----------    -------    -------    ------
Leonard A. Stuart......          0         --              --              --          --         --      --
Albert F. Barber.......          0         --              --              --          --         --      --
Timothy R. Stuart......     50,000          6%           5.00         1/17/08     147,000    382,500       0
                           100,000         12           10.00         1/17/08           0    265,000       0
                           100,000         12           15.00         1/17/08           0          0       0
Clement F. Chantiam....     40,000          5            5.00         1/17/05     117,700    306,000       0
                            40,000          5           10.00         1/17/05           0    106,000       0
Roy L. Lister..........     40,000          5            5.00         1/17/05           0    106,000       0
                            40,000          5           10.00         1/17/05           0    106,000       0

- ---------------

(1) Potential realizable value is based on an assumption that the stock price of the Shares appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the five-year option term for the non-qualified stock options and until the end of the ten-year option term for the incentive stock options. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2) Options granted to employees during fiscal 1995 totaled 825,400.

AGGREGATED OPTION EXERCISE AND FISCAL YEAR-END OPTION TABLE

     The following table provides information relating to the exercise of stock options during the year ended December 31, 1995 by the CEO and each of the Named Executive Officers and the 1995 fiscal year end value of unexercised options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                           AND F-Y END OPTION VALUES

                                                                                           VALUE OF
                                                                          NUMBER OF       UNEXERCISED
                                                                         UNEXERCISED     IN-THE-MONEY
                                                                           OPTIONS        OPTIONS AT
                                                                        AT FY-END(1)     FY-END($)(1)
                                            SHARES                      -------------    -------------
                                          ACQUIRED ON       VALUE       EXERCISABLE/     EXERCISABLE/
                  NAME                    EXERCISE(#)    REALIZED($)    UNEXERCISABLE    UNEXERCISABLE
- ----------------------------------------  -----------    -----------    -------------    -------------
Leonard A. Stuart.......................          0              0                  0                0
Albert F. Barber........................          0              0          900,000/0        337,500/0
Timothy R. Stuart.......................     23,000         56,125      262,500/2,500    131,250/5,625
Clement F. Chantiam.....................     18,500         21,625      52,500/42,500    63,750/50,625
Roy L. Lister...........................          0              0      40,000/40,000    45,000/45,000

- ---------------

(1) The closing sale price of the Common Stock on December 29, 1995 ($7.25) was used to calculate option value.

EMPLOYMENT AGREEMENTS

     On December 13, 1994 the Company entered into an employment agreement (the "Stuart Agreement"), with Leonard A. Stuart, the Chairman of the Board. Pursuant to the Stuart Agreement, Mr. Stuart will be employed for a period of five years beginning December 13, 1994 and after expiration of the initial employment term (the "Expiration"), Mr. Stuart's employment will be automatically renewed on an annual basis, subject to termination as described below. Mr. Stuart will be paid an annual salary of $200,000 ("Annual Salary"). In addition, the Company is required to reimburse him for 80% of the following expenses related to the operation of an office in Fort Lauderdale, Florida: rent for such office; salary and benefits for one administrative assistant; telephone; stationery; postage and similar items. He also is entitled to participate in customary employee benefits programs maintained by the Company, including health, life, and disability insurance to the extent provided to other senior executives of the Company.

     The Company may terminate the Stuart Agreement at any time for cause and in such event, all of Mr. Stuart's rights to compensation would cease upon his termination. If the termination is without cause, the Company will pay to Mr. Stuart in addition to the amounts accrued in the respective periods prior to the termination, severance pay in an amount equal to the Annual Salary until the later of the Expiration or for one year after the termination of the Stuart Agreement. Mr. Stuart may also terminate the Stuart Agreement for "Good Reason," as defined in the Stuart Agreement. If Mr. Stuart terminates the Stuart Agreement for Good Reason, the Company will pay Mr. Stuart his Annual Salary and any benefits until the later of the Expiration or for one year after termination of the Stuart Agreement.

     The Company also has an employment agreement, dated June 1, 1994, with Albert F. Barber, the Chief Executive Officer and Vice Chairman of the Board (the "Barber Agreement"). Pursuant to the Barber Agreement, Mr. Barber will be employed until December 31, 1996 and subsequent to December 31, 1996, Mr. Barber's employment shall be automatically extended indefinitely until either the Company or Mr. Barber terminates the Barber Agreement, at which time the Barber Agreement will terminate six months after such notice.

     For 1995, Mr. Barber received an annual base salary (the "Base Salary") of $300,000 which was increased to $330,000 beginning in 1996. In addition, Mr. Barber is eligible to receive a cash bonus (the "Bonus") for services rendered during each calendar year covered by the Barber Agreement pursuant to the following terms. Mr. Barber will be paid a bonus equal to 50% of the Base Salary when the Company's earnings before interest and income taxes ("EBIT") exceed the EBIT targeted amount (the "Targeted Amount"), as approved by the Board of Directors each year, and an additional increase of 10% of Base Salary to the extent EBIT equals or exceeds 105% of the EBIT Targeted Amount and an additional 2% to 4% of the Base Salary when the Company's EBIT exceeds 105% of the Targeted Amount by a specific percentage.

     In addition, in 1994 Mr. Barber was granted options to purchase 900,000 Shares subject to various provisions relating to vesting and exercise price.

     The Company may terminate Mr. Barber's employment at any time for cause and in such event, all of Mr. Barber's rights to compensation would cease upon his termination. If the termination is without cause, or as a result of a disability or death, the Company will pay Mr. Barber, in addition to amounts accrued in respective periods prior to the termination, his Base Salary for the greater of the period through December 31, 1996 or one year from the date of termination (or, in the case of death, the proceeds of a life insurance policy to be obtained by the Company on Mr. Barber's behalf), and the Bonus, prorated to the time of termination, in a lump sum to be payable at the time the Bonus for such calendar year would normally be paid. In the event Mr. Barber terminates his employment within 90 days of a change of control of the Company, Mr. Barber will continue to receive his Base Salary for two years from the date of such termination and the applicable Bonus prorated and paid as described above.

COMPENSATION PURSUANT TO PLANS

     Stock Option Plans. The Company has three stock option plans under which options can be granted: the 1985 Non-qualified Stock Option Plan, the 1992 Non-qualified Stock Option Plan and the 1994 Performance

Stock Option Plan. Options to purchase 609,850 Shares were granted to directors and officers under the 1994 Performance Stock Plan in 1995.

     Employee Benefit Plans. The Company maintains a defined contribution pension plan covering substantially all of its employees, including all executive officers. Eligible employees may contribute up to 15% of their salaries, not to exceed a government established maximum. Company contributions are the sum of the Company's match of the first 2% of the employee's elective contribution and a discretionary contribution of up to 2% of the salaries of all employees eligible under the plan. Company contributions vest over a five-year period. During 1995 the Company's contribution to the 401(k) Plan was $157,000.

     The Company maintains a voluntary defined contribution plan covering substantially all of its employees in Canada (the "Canadian Plan"). Eligible employees may contribute up to 2 1/2% of their wages eligible under the Canadian plan and the Company will match the contribution up to 2 1/2%. Eligible employees may contribute additional amounts in excess of the 2 1/2%, but they are not matched by the Company. During 1995, the Company's contribution to the Canadian Plan was $140,000.

                 REPORT OF THE BOARD ON EXECUTIVE COMPENSATION

     During 1995, the Board was responsible for establishing compensation policy and administering the compensation programs of the Company's executive officers. The Board reviewed executive compensation policies, design of compensation programs, and individual salaries and awards for the executive officers based on performance criteria.

     Pursuant to the rules regarding disclosure of Company policies concerning executive compensation, this report is submitted by the Board for the year ended December 31, 1995 and addresses the Company's compensation policies as they affected the CEO and the Company's other executive officers, including the Named Executive Officers.

EXECUTIVE COMPENSATION PHILOSOPHY

     The Company applies a consistent philosophy to compensation for all employees, including executive officers. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives.

     The goals of the executive compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Company's compensation program for executive officers is based on the same principles applicable to compensation elements: cash and equity. The process used by the Board in determining executive officer compensation levels for each of these components takes into account both qualitative and quantitative factors. Among the factors considered by the Board are the recommendations of the CEO with respect to the compensation of the Company's other key executive officers. However, the Board makes the final compensation decisions concerning such officers. The CEO is compensated pursuant to the Barber Agreement. See "EXECUTIVE COMPENSATION -- Employment Agreements."

     The Board does not believe that Internal Revenue Code Section 162(m), which denies a deduction for compensation payments in excess of $1,000,000 to the CEO or a Named Executive Officer, is likely to be applicable to the Company in the near future but will reconsider the implication of Section 162(m) if and when it appears that the section may become applicable.

COMPENSATION ELEMENTS

     For the year ended December 31, 1995 the Company's executive compensation program included a base salary and grants of stock options.

     Base Salary. Salaries for executive officers are determined by evaluating subjectively the responsibilities of the position held and the experience and performance of the individual and comparing base salaries for comparable positions. The Board believes that such salaries were competitive within a range that the Board believes to be reasonable and necessary to accomplish the Company's compensation objectives.

     In addition, the responsibility of each position was reviewed with the CEO, together with the executive officer's individual performance for the prior year and objectives for the current year. In addition, the Company's performance was compared to objectives for the prior year and performance targets for the current year. Based on these criteria, the CEO recommended to the Board a percentage range increase to the base salary for the current year for each executive level position.

     Stock Options. The long-term incentive component of the CEO's and the executive officers' compensation is stock options. The Company believes that providing executive officers with opportunities to acquire significant equity positions in the Company and thus, the opportunity to share in its growth and prosperity through the grant of stock options will enable the Company to attract and retain qualified and experienced executive officers. Stock options represent a valuable portion of the compensation program for the Company's executive officers. The exercise price of stock options is the fair market value of the Shares on the date of the grant based on the closing sale price of the Shares on the date of grant, and will only provide a benefit if the value of the Shares increases. Grants of stock options to executive officers are made by the Board upon the recommendation of the CEO and are based upon a percentage of each executive officer's annualized salary, an evaluation of the executive officer's past and expected future performance, the number of outstanding and previously granted options, and discussions with the executive officer.

BOARD INTERLOCKS AND INSIDER PARTICIPATION

     During 1995, the members of the Board were Leonard A. Stuart, Albert F. Barber, Timothy R. Stuart, Perry J. Lewis, Sangwoo Ahn and Ira Starr. Leonard A. Stuart, Albert F. Barber and Timothy R. Stuart are officers of the Company.

                                            BOARD OF DIRECTORS

                                            Leonard A. Stuart
                                            Albert F. Barber
                                            Timothy R. Stuart
                                            Perry J. Lewis
                                            Sangwoo Ahn
                                            Ira Starr

                               PERFORMANCE GRAPH

          COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG STUART ENTERTAINMENT, INC., NASDAQ STOCK MARKET AND A GROUP OF PEER COMPANIES
                 ENGAGED IN THE MANUFACTURE OF GAMING PRODUCTS.

      MEASUREMENT PERIOD          COMPANY IN-
    (FISCAL YEAR COVERED)             DEX        MARKET INDEX     PEER INDEX
12/31/90                                 100.0           100.0           100.0
12/31/91                                 200.0           160.5           441.3
12/31/92                                 275.0           186.8           945.5
12/31/93                                 191.7           214.5          1032.1
12/30/94                                 150.0           209.7           625.5
12/29/95                                 241.7           296.6           596.1

                    Companies in Self-Determined Peer Group

Alliance Gaming Corp.
Bally Entertainment Corp.
GTECH Holdings Corp.
Scientific Games Holding Corp.
Video Lottery Tech Inc.
Autotote Corp.
Bally Gaming International Inc.
International Gaming Technology
Sodak Gaming Inc.
WMS Industries Inc.

NOTES:

  A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
  B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
  C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
  D. The index level for all series was set to $100.0 on 12/31/90.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDED IN THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE PRECEDING REPORT OF THE COMPENSATION COMMITTEE AND PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                                  PROPOSAL II

          APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
           ENABLE THE COMPANY TO COMPLY WITH THE REQUIREMENTS OF THE
                          COLORADO LIMITED GAMING ACT

     The Board has approved, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to incorporate provisions which will enable the Company to secure and maintain in good standing any gaming licenses which may be issued to the Company or its subsidiaries in the State of Colorado. The text of the proposed amendment is set forth in Appendix A to this Proxy Statement.

     Video King Gaming Systems, Inc., a subsidiary of the Company ("Video King"), was awarded a manufacturer/distributor license by the Colorado Limited Gaming Control Commission (the "Commission") in March 1996, subject to certain conditions. The ownership, manufacture and distribution of gaming devices in Colorado is subject to extensive regulation under the Colorado Limited Gaming Act and the rules and regulations promulgated thereunder (collectively, the "Act"). The Act is enforced by the Commission. The Commission has broad discretion to issue, renew, suspend and revoke licenses. The Act imposes certain restrictions on the ownership, transfer and sale of securities of a licensee. The Act requires that the Company amend its Certificate of Incorporation to conform to these provisions of the Act in order for Video King to retain its license. The proposed amendment to the Company's Certificate of Incorporation is intended to enable Video King to maintain its license in Colorado.

     Under the Act, a person who owns 5% of the Shares may be required to seek qualification from the Commission. However, the Act provides for a waiver of the qualification requirements for an "institutional investor," if such investor is holding the Shares for investment purposes only and if its holdings represent less than 15% of the outstanding Shares. Such an institutional investor is required to file a certified statement that the Shares were acquired and are held for investment purposes only and that it has no intention of influencing or affecting the affairs of the Company. The Act does not require that these provisions concerning persons who may hold 5% or more of the outstanding Shares be included in the Company's Certificate of Incorporation.

     If the Commission finds that a stockholder of the Company is disqualified or unsuitable, the Commission may require a disqualified holder to sell or otherwise dispose of the Shares held by such disqualified holder. In the event of disqualification it will be unlawful for such holder to receive any dividends or exercise any rights conferred upon a holder of the Shares. In determining whether a holder is disqualified or unsuitable, the Commission will consider the financial stability, character and business ability of the holder.

     The amendment provides that Shares held by a disqualified holder will be subject to redemption by the Company at the lesser of the holder's original investment in the Company or the current market price of the Shares as of the finding of unsuitability, unless such voting securities are transferred to a suitable person (as determined by the Commission) within sixty (60) days after the finding of unsuitability. Current market price for purposes of the Act is defined as the average of the daily closing prices of the Shares for the twenty consecutive trading days immediately preceding the date of the finding of unsuitability or the closing price on such date, whichever is higher. The amendment also provides that a disqualified holder shall not be entitled to receive any dividends or to exercise any other right of a stockholder. The amendment also provides that the Company may not issue any voting securities or interests except in accordance with the Act and that no voting securities or other voting interests issued by the Company may be transferred in any manner except in accordance with the Act.

     Stockholders should be aware that there is a theoretical possibility that a person who might desire to attempt to acquire control of the Company might be discouraged from such attempt because of the requirement that it seek the approval of the Commission to control a subsidiary of the Company which may be a licensee. The Act requires the prior approval of the Commission as a condition precedent to effecting a change in control of the Company by a person who acquires control of the Company as a result of a transfer of publicly traded shares.

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF PROPOSAL II.

                                  PROPOSAL III

           APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
        INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM
                        20,000,000 TO 30,000,000 SHARES

     The Board has adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation increasing the number of authorized Shares from 20,000,000 to 30,000,000 Shares. The Board proposes that Article Fourth of the Company's Certificate of Incorporation be amended in its entirety to read as follows:

     "Fourth; The total number of shares of stock which the Corporation is authorized to issue is 30,000,000 shares of common stock with a par value of one cent ($0.01) per share."

     The Board believes that an increase in the number of authorized Shares to 30,000,000 is necessary in order that a sufficient number of Shares is available for issuance from time to time if needed for such corporate purposes as may be deemed appropriate by the Board. These may include, for example, the raising of additional capital funds through public or private offerings, the acquisition by the Company of other companies or assets, the issuance of Shares under the Company's stock option plans or the issuance of Shares pursuant to stock splits or stock dividends. The issuance of any of the additional Shares could be dilutive to existing stockholders and could be used to make more difficult a change in control. The Company has no plan, understanding or agreement for the issuance or sale of Shares, other than pursuant to the Company's stock option plans. The additional Shares for which authorization is sought will have the same rights and privileges as the Shares now authorized.

     If the amendment is approved by the requisite vote, the Board will have the authority to issue the additional authorized Shares or any part thereof at such times, to such persons and for such consideration as the Board may require except as required by law or applicable regulatory or stock exchange requirements.

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL III.

                                  PROPOSAL IV

                     APPROVAL OF AN AMENDMENT THE COMPANY'S
                       1994 PERFORMANCE STOCK OPTION PLAN

     The Board has adopted, subject to stockholder approval, an amendment to the Company's 1994 Performance Stock Option Plan (the "Plan") to increase the maximum aggregate number of Shares issuable upon the exercise of options granted under the Plan from 2,000,000 Shares to 2,500,000 Shares.

     The Board believes that the additional Shares available under the plan will enable the Company to continue for the foreseeable future to afford officers, directors and key employees of the Company and its subsidiaries, as well as consultants and others providing services to the Company and its subsidiaries, an opportunity to acquire a proprietary interest in the Company, and thus create in those persons an increased interest in and greater concern for the welfare of the Company. The additional Shares will also put the Company in a better position to attract qualified individuals in the future as and when the need to expand its management staff arises.

OPTIONS AVAILABLE UNDER THE PLAN

     The maximum aggregate number of Shares that could be purchased upon the exercise of options under the Plan is 2,000,000. As of the Record Date, options
to purchase an aggregate of        Shares have been granted and may be exercised
under the Plan, leaving        Shares for future grants. If the proposed
amendment to the Plan is approved by the requisite vote, the maximum aggregate
number of Shares remaining which could be granted will be        , or an
increase of 500,000 Shares.

TEXT OF PROPOSED AMENDMENT

     The Board proposes to amend the first sentence of Article IV of the Plan in its entirety to read as follows:

     Subject to the provisions of Article IX hereof, the maximum number of shares of Common Stock under the Plan shall be 2,500,000 shares; provided, however, that except for an adjustment in accordance with
     Article IX, the number of shares which may be issued pursuant to the exercise of Options under the Plan shall not be decreased as a result of a reduction in the Company's outstanding shares of Common Stock; provided, further, that the maximum number of shares of Common Stock that may be subject to the grant of Options under the Plan to an individual participant in any one calendar year shall not exceed 900,000 shares.

OTHER KEY PROVISIONS OF THE PLAN

     Other key provisions of the Plan are set forth below.

     General. The purpose of the Plan is to promote the growth and prosperity of the Company by providing performance-based compensation and an effective and efficient means for attracting, retaining and motivating employees, directors and consultants of the Company. Options granted under the Plan are intended to be incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options that do not meet the requirements for incentive stock options. Unless the context indicates to the contrary, the term "option" used herein shall mean either an incentive stock option or a non-qualified option.

     Eligibility and Participation. Under the Plan, options to purchase Shares may be granted from time to time to certain officers, directors, employees and consultants of the Company or any subsidiary thereof.

     Plan Administration. The Plan provides for a committee (the "Committee") consisting of not less than two members, appointed by the Board, each of whom, to the extent necessary to comply with Rule 16b-3 of the Securities and Exchange Act of 1934, as amended, and Section 162(m) of the Code and the regulations promulgated thereunder only, is a "disinterested person" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m). The Committee shall construe and interpret the Plan and, subject to the express provisions of the Plan, determine the persons to whom options are granted, the number of shares subject to options, when options shall be granted, the exercise price of shares subject to options, the time during which options shall be exercisable and the duration of the exercise period and other terms and provisions thereof. The options granted under the Plan will be subject to various service and performance criteria set by the Committee. Subject to the provisions of the Plan, the Committee shall have authority to promulgate, amend and rescind rules and regulations relating to the administration of the plan.

     Terms and Conditions of Options; Payment. Incentive stock options granted under the Plan are exercisable for a period of not more than ten (10) years from the date of the grant. Any non-qualified options granted under the Plan are exercisable at such times, in such amounts and during such periods as the Committee determines at the date of the grant. If the optionee exercises the option, payment may be made either in cash, certified check or other immediately available funds, with previously issued Shares, valued as of the date of the option exercise, a combination of cash, certified check or other immediately available funds and Shares or any other consideration permitted under applicable law.

     Option Price. The purchase price of each Share issued pursuant to the exercise of an incentive stock option under the Plan may not be less than 100% of the fair market value per share on the date of the grant. The purchase price of each Share issued pursuant to the exercise of a non-qualified stock option granted under the Plan shall be determined by the Committee.

     Transferability. Options granted under the Plan may not be transferred by the optionee except by will, the laws of descent and distribution or pursuant to qualified domestic relation orders, and any option granted under the plan shall be exercisable, during the lifetime of the holder, only by such holder.

     Adjustments; Mergers and Consolidations. The Plan provides that in the event of any change in the outstanding Shares through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company, an adjustment will be made to each outstanding option granted under the Plan such that each such option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the shares subject to such option had the option been exercised in full immediately prior to such change.

     Acceleration of Vesting Provisions. The Plan authorizes the Committee to accelerate the vesting of an outstanding option upon written notice to the optionholder. An acceleration of the vesting period in accordance with such authority would not affect the expiration date of the option.

     Reduction of Vesting Period. The Plan provides that outstanding options will become immediately exercisable in the event of a change in control of the Company. For purposes of the Plan unless otherwise defined in any applicable agreement, a change in control is deemed to have occurred when (a) any person becomes the beneficial owner of 25% or more of the total number of the shares of the Company then outstanding; (b) the Board approves the sale of all or substantially all of the assets of the Company or any merger, consolidation, issuance of securities, the result of which would be the occurrence of an event described in clause (a) above; (c) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing, the persons who were directors of the Company just prior to such event cease to constitute a majority of the Board of the Company; (d) the stockholders of the Company approve an agreement providing for either a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all of the assets of the Company; or
(e) when a tender offer or exchange offer is made for Shares (other than one made by the Company) and Shares are acquired thereunder, provided that the acceleration of the exercisability of outstanding options upon the occurrence of such an offer shall be within the discretion of the Board.

     Cancellation and Regrant of Options. The plan allows the Committee to modify, extend or renew outstanding options granted under the Plan, or accept the surrender of options outstanding under the Plan (to the extent not theretofore exercised), and authorize the granting of a like number of new options under the Plan in substitution for the original options, regardless of whether the vesting schedules or exercise prices are the same or different from the original options being surrendered. The granting of new options would be subject to the terms and conditions of and within the limitations of the Plan, and any modification which would alter or impair any rights or obligations of the optionholder under an option would be prohibited in the absence of such holder's consent.

     Reload Options. The Plan allows the Committee to grant reload options which grant holders of options who use Shares as payment for the exercise price of an option another option for the number of shares used to exercise the options. Reload options will be granted with an exercise price equal to the fair market value of a Share on the date the grant of the Reload Option becomes effective. Each Reload Option is fully exercisable six months from the effective date of grant and shall have the same term as the underlying option.

     Amendments. The Board may from time to time, insofar as permitted by law, revise or amend the Plan in any way, except that no amendments may be made without the approval of the stockholders if such amendments (i) materially increase the total number of shares reserved for options under the Plan, except as otherwise provided therein, (ii) change the manner of determination of exercise price, (iii) extend the maximum period during which options may be granted or exercised, (iv) materially modify the requirements as to eligibility for participation in the plan, or (v) materially increase the benefits accruing to participants under the Plan.

FEDERAL INCOME TAX CONSEQUENCES

     Under current federal income tax laws, neither the grant nor the exercise of an option that qualifies for treatment as an incentive stock option plan will result in the recognition of income by the optionee. To qualify for treatment as an incentive stock option, the optionee must hold Shares acquired through the exercise of an incentive stock option for at least two years subsequent to its exercise. If an optionee satisfies the holding period requirements, the sale of the shares acquired through the exercise of the incentive stock option will result in long-term capital gain (or loss) to the optionee. If an optionee does not satisfy the holding requirements, the optionee will recognize, at the time of the disposition of the shares, ordinary income equal to the amount by which the lesser of (i) the fair market value of the shares on the date of the exercise and (ii) the fair market value of the shares on the date of disposition exceeds the exercise price of the incentive stock option. Any gain realized in excess of such ordinary income will be either long-term or short-term capital gain depending on the optionee's holding period for the shares.

     In the event an optionee recognizes ordinary income for federal tax purposes in connection with the disposition of shares acquired through exercise of an incentive stock option under the circumstances discussed above, the Company will generally be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee. No deduction will be allowable by the Company in connection with the issuance of shares upon the exercise thereof if the optionee is not deemed to recognize income at such time.

     A grantee of a non-qualified stock option will not recognize taxable income and the Company will not receive a deduction upon the grant of such option. Upon an optionee's exercise of a non-qualified stock option, (i) the optionee will recognize ordinary income in an amount equal to the difference between the fair market value on the exercise date and the exercise price of the shares; and (ii) the Company will be entitled to a tax deduction in an amount equal to the amount of income realized by the optionee. Following exercise, the optionee will realize gain or loss at disposition in an amount equal to the difference between the disposition price and the basis of the shares.

     The federal tax law is subject to changes in the Code and the regulations promulgated by the Internal Revenue Service, and in court and administrative interpretation.

NEW PLAN BENEFITS

     There is no present plan to grant additional options pursuant to the Plan to any particular individuals or entities. The closing sale price of the shares
as quoted on the Nasdaq National Market on May   , 1996 was $          .

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL IV.

                                  PROPOSAL V:

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board, upon recommendation of the Audit Committee, has selected Deloitte & Touche LLP to serve as independent auditors of the Company for the year ending December 31, 1996. Representatives of Deloitte & Touche LLP will be present at the Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     Although it is not required to do so, the Board is submitting its selection of the Company's independent auditors for ratification by the stockholders at the Meeting in order to ascertain the views of stockholders regarding such selection. Whether the proposal is approved or defeated the Board may reconsider its selection.

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL V.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of outstanding Shares as of the Record Date, by (i) each person who is known by the Company to own beneficially five percent or more of the outstanding Shares, (ii) the Company's directors, CEO, and other executive named officers, and (iii) all directors and executive officers as a group.

                                                                             SHARES
                                                                          BENEFICIALLY     PERCENT
                                  NAME                                      OWNED(1)       OF CLASS
- ------------------------------------------------------------------------  ------------     --------
Leonard A. Stuart.......................................................     1,341,887        20%
  c/o Stuart Entertainment, Inc.
  3211 Nebraska Avenue
  Council Bluffs, Iowa 51501
Albert F. Barber........................................................       900,000        12%
  c/o Stuart Entertainment, Inc.
  3211 Nebraska Avenue
  Council Bluffs, Iowa 51501
Timothy R. Stuart.......................................................       285,500         4%
Clement F. Chantiam.....................................................       107,500         2%
Perry Lewis(2)..........................................................     3,915,735        52%
  c/o MLGA Fund II, L.P.
  Two Greenwich Plaza
  Greenwich, Connecticut 06830
Ira Starr(2)............................................................     3,907,935        52%
  c/o MLGA Fund II, L.P.
  Two Greenwich Plaza
  Greenwich, Connecticut 06830
Sangwoo Ahn(2)(3).......................................................     3,940,435        53%
  c/o MLGA Fund II, L.P.
  Two Greenwich Plaza
  Greenwich, Connecticut 06830
Bingo Holdings, Inc.....................................................     3,905,435        52%
  Two Greenwich Plaza
  Greenwich, Connecticut 06830
All executive officers and directors as a group (15 persons)............     6,927,822        76%

- ---------------

 *  Less than one percent.

(1) Shares are considered beneficially owned, for purposes of this table, only if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of, such security, or if the person has the right to acquire beneficial ownership within 60 days, unless otherwise indicated. The foregoing share amounts include the following number of shares which may be acquired pursuant to stock options or warrants exercisable within 60 days of the Record Date: Mr. Barber, 900,000 shares, Mr. Leonard A. Stuart, 100,000 shares; Mr. Timothy R. Stuart, 272,500 shares; Mr. Chantiam, 82,500 shares; Mr. Lewis 775,000 shares; Mr. Ahn, 775,000 shares; Mr. Starr 775,000 shares; Bingo Holdings, Inc., 775,000 shares; and all executive officers and directors as a group, 2,427,400 shares.

(2) Includes 3,130,435 shares owned by Bingo Holdings, Inc. and 775,000 shares owned by Bingo Holdings, Inc. pursuant to a currently exercisable warrant. The Stockholders of Bingo Holdings, Inc., are MLGA

    Fund II, L.P. and MLGAL Partners, L.P. The general partner of MLGA Fund II, L.P. is MLGAL Partners, L.P. Messrs. Lewis, Starr and Ahn are general partners of MLGAL Partners, L.P. and may be deemed to beneficially own these shares. Messrs. Lewis, Starr and Ahn disclaim any beneficial interest in all shares owed by Bingo Holdings, Inc.

(3) Includes 15,000 shares owned by Mr. Ahn's children and 10,000 shares owned by a family limited partnership. Mr. Ahn disclaims any beneficial interest in all shares owned by his children and the family limited partnership.

REPORTS UNDER SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the NASDAQ and to furnish the Company with copies.

     Based solely on its review of the copies of the Section 16(a) forms received by it, or written representations from certain reporting persons, the Company believes that, during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with except for certain option grants for executive officers which were reported on a year-end report on Form 5, and except that three sales of stock occurring in a two-month period inadvertently were not timely reported by Mr. Loebig. A Form 4 has since been filed to correct this oversight.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ACQUISITION OF BINGO PRESS & SPECIALTY LIMITED

     In December 1994, the Company completed the acquisition (the "Acquisition") of Len Stuart & Associates Limited ("LSA") pursuant to the terms of a Stock Purchase Agreement (the "LSA Agreement"). Pursuant to the LSA Agreement, the Company acquired 116 Class B shares (the "Class B Shares") of LSA for $30,000,000. Immediately thereafter, LSA purchased from Mr. Leonard Stuart 136 Class A shares (the "Class A Shares") of LSA for cancellation at which time the Class B Shares were the only shares of capital stock of LSA outstanding. In exchange for the Class A Shares, LSA paid Mr. Leonard Stuart $35,000,000, subject to adjustment, as follows: (i) $30,000,000 in immediately available funds; and (ii) a subordinated note of LSA in the principal amount of $5,000,000 (the "LSA Note"). Following the purchase of the Class A Shares and pursuant to a put agreement executed by the Company and Mr. Leonard Stuart, Mr. Leonard Stuart exchanged the LSA Note for (i) a senior subordinated note of the Company in the principal amount of $5,000,000, which bears interest at 10% and matures on March 31, 2000 (the "SEI Note") and (ii) warrants to purchase 100,000 shares of Common Stock at an exercise price of $5.75 per share. Subsequent to the Acquisition, and pursuant to the results of a post-closing audit, the Company was obligated to pay Mr. Leonard Stuart an additional $1,642,000 as a purchase price adjustment. The net balance due Mr. Leonard Stuart at December 31, 1995 was $458,000 which accrues interest at 2 1/4% over the prime rate shown in The Wall Street Journal. The Company received a fairness opinion to the effect that the consideration paid to Mr. Leonard Stuart was fair, from a financial point of view to the Company.

KENNETH STUART

     Kenneth Stuart ("K. Stuart") is the brother of Leonard Stuart. K. Stuart is retained by the Company as an independent consultant for sales, marketing and development of ink products. During 1995, K. Stuart earned commissions totaling approximately $221,000.

BINGO SYSTEMS AND SUPPLY, INC.

     Effective January 1, 1993, the Company sold its investment in 49% of the outstanding common stock of Bingo Systems and Supply, Inc. ("Bingo Systems") to Bingo Systems in exchange for a promissory note

("Bingo Systems Note") in the principal amount of $225,000. The Bingo Systems
Note is payable over a five-year period and bears interest at a rate of one percent above the Company's borrowing rate on its short-term line of credit. The Company's investment in the Bingo Systems stock totaled $150,000. The Bingo Systems Note is secured by: (i) a subordinated security interest in all of the assets of Bingo Systems; (ii) a personal guaranty by the owner of all of the outstanding common stock of Bingo Systems; and (iii) a pledge of all the outstanding common stock of Bingo Systems. The balance of the Bingo Systems Note at December 31, 1995 was $106,000. Sales to Bingo Systems in 1995 totalled approximately $2,750,000.

     The Company has an inventory purchase agreement with a bank to support Bingo Systems in its bank financing. The agreement provides that in the event that the bank obtains title to the inventory of Bingo Systems through foreclosure, the Company would be required to repurchase up to $450,000 of selected inventory previously sold by the Company to Bingo Systems. The purchase price would be the price that Bingo Systems had paid to the Company for such inventory. The Company would have a right of first refusal if the bank receives a bona fide written offer from a third party to purchase the foreclosed inventory. This agreement superseded similar prior agreements between the Company and the bank.

CREDIT AGREEMENT

     In connection with the Company entering into the Fourth Amendment to Credit Agreement with its two major banks, which increased the maximum amount available under the revolving facility from $20,000,000 to $23,000,000, Mr. Stuart and MLGAL Partners, Limited Partnership, of which Messrs. Lewis, Ahn and Starr are general partners, guaranteed the payment of all amounts under the revolving facility in excess of $20,000,000.

OTHER TRANSACTIONS

     In October 1992, the Company sold the assets of its retail branch in Hollywood, Florida to Bingo Video Entertainment, Inc. ("Bingo Video"), a Company owned by a brother-in-law of Mr. Stuart. In exchange for assets sold, the Company received a promissory note ("Bingo Video Note") totaling $262,000. The Bingo Video Note bears interest at a rate of one percent above the Company's borrowing rate on its short-term line of credit, is collateralized by the assets of Bingo Video and is guaranteed by Mr. Stuart's brother-in-law. The principal balance of the Bingo Video Note at December 31, 1995 was $173,000. Sales to Bingo Video in 1995 totaled approximately $912,000. Sales to Bingo Video were made at prices generally charged to the Company's largest customers.

                            SOLICITATION OF PROXIES

     This solicitation is being made by mail on behalf of the Board, but may also be made without additional remuneration by officers or employees of the Company by telephone, telegraph, facsimile transmission or personal interview. The expense of the preparation, printing and mailing of this Proxy Statement and the enclosed form of Proxy and Notice of Annual Meeting, and any additional material relating to the Meeting which may be furnished to stockholders by the Board subsequent to the furnishing of this Proxy Statement, has been or will be borne by the Company. The Company will reimburse banks and brokers who hold Shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such Shares. To obtain the necessary representation of stockholders at the Meeting, supplementary solicitations may be made by mail, telephone or interview by officers of the Company or selected securities dealers. It is anticipated that the cost of such supplementary solicitations, if any, will not be material.

                                 ANNUAL REPORT

     The Annual Report of the Company for the 1995 fiscal year will be mailed to stockholders along with this Proxy Statement. THE ANNUAL REPORT WILL INCLUDE A COPY OF THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                 OTHER MATTERS

     The Company is not aware of any business to be presented for consideration at the Meeting, other than that specified in the Notice of Annual Meeting. If any other matters are properly presented at the Meeting, it is the intention of the persons named in the enclosed Proxy to vote in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

     Any stockholder who intends to submit a proposal at the 1997 Annual Meeting of Stockholders and who wishes to have the proposal considered for inclusion in the proxy statement and form of proxy for that meeting must, in addition to complying with the applicable laws and regulations governing submission of such proposals, deliver the proposal to the Company for consideration no later than March 1, 1997. Such proposals should be sent to the Corporate Secretary of the Company at 3211 Nebraska Avenue, Council Bluffs, Iowa 51501.

                      NOTICE TO BANKS, BROKER-DEALERS AND
                       VOTING TRUSTEES AND THEIR NOMINEES

     Please advise the Company whether other persons are the beneficial owners of the Shares for which proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the Shares.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. BY RETURNING YOUR PROXY PROMPTLY YOU CAN HELP THE COMPANY AVOID THE EXPENSE OF FOLLOW-UP MAILINGS TO ENSURE A QUORUM SO THAT THE MEETING CAN BE HELD. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE A PRIOR PROXY AND VOTE THEIR PROXY IN PERSON AS SET FORTH IN THIS PROXY STATEMENT.

                                            By Order of the Board of Directors

                                            /s/ MICHAEL A. SCHALK

                                            Michael A. Schalk, Secretary

Council Bluffs, Iowa
June   , 1996

                                   APPENDIX A

     The following provision shall be added as a new ARTICLE TENTH as follows

     TENTH: The Corporation shall not issue any voting securities or other voting interests except in accordance with the provisions of the Colorado Limited Gaming Act (the "Act") and the regulations promulgated thereunder. The issuance of any voting securities or other voting interests in violation thereof shall be void and such voting securities or other voting interests shall be deemed not to be issued and outstanding until (a) the Corporation shall cease to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission (the "Commission"), or (b) the Commission shall, by affirmative action, validate said issuance or waive any defect in issuance.

     No voting securities or other voting interests issued by the Corporation and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Act and the regulations promulgated thereunder. Any transfer in violation thereof shall be void until (a) the Corporation shall cease to be subject to the jurisdiction of the Commission, or (b) the Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

     If the Commission or any other similar gaming license regulatory authority at any time determines that a holder of voting securities or other voting interests of this Corporation is unsuitable to hold such securities or other voting interests, then the Corporation may, within sixty (60) days after the finding of unsuitability, purchase such voting securities or other voting interests of such unsuitable person at the lesser of (i) the cash equivalent of such person's investment in the Corporation, or (ii) the current market price as of the date of the finding of unsuitability unless such voting securities or other voting interests are transferred to a suitable person (as determined by the Commission or other gaming license regulatory authority, as the case may be) within sixty (60) days after the finding of unsuitability. Until such voting securities or other voting interests are owned by persons found by the Commission (or other gaming license regulatory authority, as the case may be) to be suitable to own them, (a) the Corporation shall not be required or permitted to pay any dividend or interest with regard to the voting securities or other voting interests, (b) the holder of such voting securities or other voting interests shall not be entitled to vote on any matter as the holder of the voting securities or other voting interests, and such voting securities or other voting interests shall not for any purposes be included in the voting securities or other voting interests of the Corporation entitled to vote, and (c) the Corporation shall not pay any remuneration in any form to the holder of the voting securities or other voting interests except in exchange for such voting securities or other voting interests as provided in this paragraph.

     For purposes of this Article Tenth, the term "current market price" means the average of the daily closing prices for the 20 consecutive trading days immediately preceding the date of the finding of unsuitability or the closing price on the day immediately preceding the date of finding of unsuitability, whichever is higher. For the purposes of this definition, the closing price for each day shall be the last reported sale price, regular way, or in the case no such reported sale takes place on such date, the average of the last reported bid and asked prices, regular way, in either case on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such security is admitted to trading or listed, or if not listed or admitted to trading on any national securities exchange, the closing price of such security, or in case no reported sale takes place, the average of the closing bid and asked prices on NASDAQ or any comparable system, or if such security is not listed or quoted on NASDAQ or any comparable system, the closing sale price, or in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any member of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose.

PROXY

                           STUART ENTERTAINMENT, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           STUART ENTERTAINMENT, INC.

     The undersigned hereby appoints Paul C. Tunink and Michael A. Schalk, and each of them, as proxies for the undersigned, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of the $.01 par value common stock of Stuart Entertainment, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on July 17, 1996 (the "Meeting"), or at any and all postponements, continuations or adjournments thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted FOR the election of the six directors to the Board of Directors and FOR each of the other proposals.

The Board of Directors recommends a vote FOR each item.

1.     Election of Directors:

               NOMINEES:     Perry J. Lewis, Sangwoo Ahn,
                             Ira Starr, Leonard A. Stuart,
                             Albert F. Barber, Timothy Stuart

               FOR           WITHHELD
               [ ]             [ ]

       [ ]_____________________________________________
          For all nominees except as noted above.


               [ ] Mark here for address change and note below.


2. To approve an amendment to the Company's Certificate of Incorporation to comply with the requirements of the Colorado Gaming Act.

                     FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 30,000,000 shares.

               FOR  /  /           AGAINST  /  /           ABSTAIN  /  /

4.      To approve an amendment to the Company's 1994 Performance Stock Option
        Plan.

               FOR  /  /           AGAINST  /  /           ABSTAIN  /  /

5. To ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1996.


               FOR  /  /           AGAINST  /  /           ABSTAIN  /  /

6. To conduct such other business as may properly come before the Meeting and at any and all postponements, continuations or adjournments thereof.


        IMPORTANT: before returning the Proxy, please sign your name or names on the line(s) below exactly as shown hereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. When shares are registered in the name of joint tenants or trustees, each joint tenant should sign.


                                   Dated                    ,1996
                                        --------------------


                                   -------------------------------------------
                                   Authorized Signature

                                   -------------------------------------------
                                   Title

                                   -------------------------------------------
                                   Authorized Signature

                                   -------------------------------------------
                                   Title


Please mark boxes /X/ in ink. Sign, date and return this Proxy Card promptly using the enclosed envelope.